UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPG Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the definitive proxy statement on Schedule 14A filed by TPG Specialty Lending, Inc. (the “Company”) with the Securities and Exchange Commission on April 5, 2019 (the “Proxy Statement”) in connection with its 2019 Special Meeting of Shareholders (the “Meeting”) amends the Proxy Statement to reflect the Company’s adoption of Amended and Restated Bylaws on May 15, 2019, which provide for the adjournment or postponement of any meeting of stockholders, whether or not there is a quorum, by the chair of the meeting or any officer entitled to preside or act as secretary at such meeting.

Except as specifically discussed herein, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosure that may have been affected by subsequent events. Unless otherwise expressly provided in this Amendment No. 1, all defined terms used in this Amendment No. 1 have the same meaning ascribed to them in the Proxy Statement.

CHANGES TO THE PROXY STATEMENT

The disclosure under the heading “Adjournment of Meeting” on page 2 of the Proxy Statement is hereby replaced in its entirety with the following:

Adjournment of Meeting

In the event that a quorum shall fail to attend the Meeting, either in person or represented by proxy, the stockholders entitled to vote at the Meeting (present in person or represented by proxy) shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting. In addition, if there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Meeting, the chairman of the Meeting, or any other officer entitled to preside or to act as secretary at the Meeting, may adjourn or postpone the Meeting in order to permit further solicitation of proxies by the Company, without notice other than announcement at the meeting.

At any such adjourned or postponed meeting, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.